Exhibit 99.2

PURPOSE
To document the considerations made in determining the accounting for Kingsway Financial Services Inc.’s (the “Company”) issuance of convertible preferred stock and warrants on February 3, 2014.

BACKGROUND
On December 20, 2013, the Company entered into subscription agreements to issue and sell in a private placement (the “Private Placement”) to accredited investors an aggregate of 262,876 units of the Company (“Units”), at a purchase price of $25.00 per Unit, for aggregate proceeds of approximately $6.6 million. Each Unit consisted of (i) one Class A Preferred Share, Series 1 (the “Series 1 Shares”) and (ii) 6.25 Common Share Series C Warrants (the “Series C Warrants”). The Units were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The closing of the Private Placement occurred on February 3, 2014 (“Closing”).
At the Closing, the Company entered into a Common Stock Series C Warrant Agreement (the “Series C Warrant Agreement”) with Computershare Trust Company of Canada, as warrant agent (“Computershare”), governing the terms and conditions of the Series C Warrants. The Series C Warrant Agreement provided that each Series C Warrant entitles the holder thereof to purchase one Common Share of the Company at an exercise price of $5.00 per share beginning on September 16, 2016 and prior to the expiration of the Series C Warrants on September 15, 2023 (the “Expiration Date”). The maximum number of Common Shares permitted to be issued pursuant to the exercise of the Series C Warrants is 1,642,975 Common Shares. The Series C Warrants are nonredeemable by the Company.
The exercise price and number of Common Shares issuable upon exercise of the Series C Warrants are subject to proportionate adjustment in the event of any stock splits, stock dividends, reorganizations, recapitalizations in respect of the common stock of the Company.
On February 3, 2014, the Company received an aggregate $6,572,080 in proceeds and issued 262,876 Series 1 Shares and 1,642,975 Series C Warrants. At the Closing, the Company recorded the Series 1 Shares at the aggregate amount of proceeds received within mezzanine equity, as determined in a separate KFS Private Placement memo to audit file dated March 12, 2015.
The Series C Warrants were subject to a mandatory exchange procedure in which the Series C Warrants would be exchanged for newly issued Common Share Series B Warrants of the Company (the “Series B Warrants”), which class of warrants of the Company was listed on the Toronto Stock Exchange (the “TSX”) at the time of Closing and have identical terms to the Series C Warrants. The Common Stock Series B Warrant Agreement, (“Series B Warrant Agreement”) dated as of September 16, 2013, between the Company and Computershare was amended to increase the maximum number of Series B Warrants that may be issued thereunder to allow for the issuance of a sufficient number of additional Series B Warrants to be issued in exchange for the Series C Warrants. On July 8, 2014, the Series C Warrants outstanding were automatically exchanged for an equal number Series B Warrants.
ACCOUNTING CONSIDERATIONS
The first consideration is whether any of the proceeds received at Closing should have been re-allocated from the Series 1 Shares to the Series C Warrants. The next consideration is how that re-allocated amount should have been calculated,

Exhibit 99.2

and what effect that re-allocation would have had on the recorded value of the Series 1 Shares. The final consideration is, if proceeds had been allocated to the Series C Warrants, what effect, if any, the exchange into Series B Warrants would have had on the financial statements of the Company.
Relevant Guidance – ASC 480, ASC 815, and ASC 470. For purposes of this memo, we have reviewed all guidance within these topics, however, only references determined to be relevant to supporting the conclusion will be included.
The analysis begins by determining whether the Series C meet the definition of freestanding financial instruments. Next, the Series C Warrants should be analyzed to determine whether they are in scope of ASC 480. If not, it should be determined whether the Series C Warrants are in the scope of ASC 815, including analysis of whether the “own equity” scope exceptions to ASC 815 are met. Finally, the classification of the Series C Warrants and the effect of the Series C Warrants on the Series 1 Shares should be determined.
ASC Master Glossary, Freestanding Financial Instrument A financial Instrument that meets either of following conditions:

a.	It is entered into separately and apart from any of the entity’s other financial instruments or equity transactions.

b.	It is entered into in conjunction with some other transaction and is legally detachable and separately exercisable.
480-10-25-8 An entity shall classify as a liability (or an asset in some circumstances) any financial instrument, other than an outstanding share, that, at inception, has both of the following characteristics:

a.	It embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation.

b.	It requires or may require the issuer to settle the obligation by transferring assets.

480-10-25-9 In this Subtopic, indexed to is used interchangeably with based on variations in the fair value of. The phrase requires or may require encompasses instruments that either conditionally or unconditionally obligate the issuer to transfer assets. If the obligation is conditional, the number of conditions leading up to the transfer of assets is irrelevant.
480-10-25-14 A financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following:

a.	A fixed monetary amount known at inception (for example, a payable settleable with a variable number of the issuer’s equity shares)

b.
Variations in something other than the fair value of the issuer’s equity shares (for example, a financial instrument indexed to the Standard and Poor's S&P 500 Index and settleable with a variable number of the issuer’s equity shares)

c.	Variations inversely related to changes in the fair value of the issuer’s equity shares (for example, a written put option that could be net share settled)…

815-10-15-83 A derivative instrument is a financial instrument or other contract with all of the following characteristics:

a.
Underlying, notional amount, payment provision. The contract has both of the following terms, which determine the amount of the settlement or settlements, and, in some cases, whether or not a settlement is required:

1.	One or more underlyings

2.	One or more notional amounts or payment provisions or both.

b.
Initial net investment. The contract requires no initial net investment or an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors.

c.	Net settlement. The contract can be settled net by any of the following means:

1.	Its terms implicitly or explicitly require or permit net settlement.

2.	It can readily be settled net by a means outside the contract.

Exhibit 99.2

3.	It provides for delivery of an asset that puts the recipient in a position not substantially different from net settlement.

815-10-15-74 A Notwithstanding the conditions of paragraphs 815-10-15-13 through 15-139, the reporting entity shall not consider the following contracts to be derivative instruments for purposes of this Subtopic:

a.	Contracts issued or held by that reporting entity that are both:

a.	Indexed to its own stock

b.	Classified in stockholders’ equity in its statement of financial position…

470-20-25-2 Proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. This usually results in a discount (or, occasionally, a reduced premium), which shall be accounted for under Topic 835 [Interest].
ANALYSIS OF WARRANTS
Freestanding Financial Instruments
The Series C Warrants were entered into in conjunction with the Series 1 Shares and are legally detachable and separately exercisable. Conclusion: The Series C Warrants meet the definition of freestanding financial instruments and some of the proceeds at Closing should be allocated to the Series C Warrants.

Scope of ASC 480
Because the Series C Warrants contain no repurchase provisions and do not unconditionally or conditionally require the transfer of cash or other assets, they are not within scope of ASC 480-10-25-8 through 25-9. Because the Series C Warrants are settled with a fixed number of Common Shares for a fixed monetary amount per Common Share, the criteria of ASC 480-10-25-14 are not met and the Series C Warrants are not in scope of ASC 480. Conclusion: The Series C Warrants are not required to be recorded as a liability in accordance with ASC 480.

Definition of a Derivative
The underlying of Series C Warrants is Common Shares of the Company, and the notional amount is $5.00 per share.

815-10-15-95 A derivative instrument does not require an initial net investment in the contract that is equal to the notional amount (or the notional amount plus a premium or minus a discount) or that is determined by applying the notional amount to the underlying. The price paid per Unit was $25.00, while the Series C Warrants comprising each unit allow for the purchase of 6.25 Common Shares for an aggregate price of $31.25. Because the price paid for the Series C Warrants is less than their aggregate notional, the Series C Warrant Agreement did not require an initial net investment. Because the underlying of the Series C Warrants is Common Shares of the Company, the Series C Warrant Agreement provides for delivery of an asset that puts the recipient in a position not substantially different from net settlement. Conclusion: The Series C Warrants meet the definition of a derivative per ASC 815.

Scope Exception to ASC 815
815-40-15-7 An entity shall evaluate whether an equity-linked financial instrument (or embedded feature), as discussed in paragraphs 815-40-15-5 through 15-8 is considered indexed to its own stock within the meaning of this Subtopic and paragraph 815-10-15-74(a) using the following two-step approach:

a.	Evaluate the instrument's contingent exercise provisions, if any.

b.	Evaluate the instrument's settlement provisions.

Exhibit 99.2

Contingent Exercise Provisions
The Series C Warrants do not contain any contingent exercise provisions.

Settlement Provisions
815-40-15-7F An instrument (or embedded feature) shall not be considered indexed to the entity's own stock if its settlement amount is affected by variables that are extraneous to the pricing of a fixed-for-fixed option or forward contract on equity shares. An instrument (or embedded feature) shall not be considered indexed to the entity's own stock if either:

a.	The instrument's settlement calculation incorporates variables other than those used to determine the fair value of a fixed-for-fixed forward or option on equity shares.

b.
The instrument contains a feature (such as a leverage factor) that increases exposure to the additional variables listed in the preceding paragraph in a manner that is inconsistent with a fixed-for-fixed forward or option on equity shares.

815-40-15-7G Standard pricing models for equity-linked financial instruments contain certain implicit assumptions. One such assumption is that the stock price exposure inherent in those instruments can be hedged by entering into an offsetting position in the underlying equity shares. For example, the Black-Scholes-Merton option-pricing model assumes that the underlying shares can be sold short without transaction costs and that stock price changes will be continuous. Accordingly, for purposes of applying Step 2, fair value inputs include adjustments to neutralize the effects of events that can cause stock price discontinuities. For example, a merger announcement may cause an immediate jump (up or down) in the price of shares underlying an equity-linked option contract. A holder of that instrument would not be able to continuously adjust its hedge position in the underlying shares due to the discontinuous stock price change. As a result, changes in the fair value of an equity-linked instrument and changes in the fair value of an offsetting hedge position in the underlying shares will differ, creating a gain or loss for the instrument holder as a result of the merger announcement. Therefore, inclusion of provisions that adjust the terms of the instrument to offset the net gain or loss resulting from a merger announcement or similar event do not preclude an equity-linked instrument (or embedded feature) from being considered indexed to an entity's own stock.

The exercise price and number of Common Shares issuable upon exercise of the Series C Warrants are subject to proportionate adjustment in the event of any stock splits, stock dividends, reorganizations, recapitalizations in respect of the common stock of the Company. This additional variable would be considered an input to the fair value of a fixed-for-fixed forward or option on equity shares. Conclusion: The Series C Warrants are not precluded from being considered indexed to the Company’s own stock.

Requirements for Equity Classification
815-40-25-10 Because any contract provision that could require net cash settlement precludes accounting for a contract as equity of the entity (except for those circumstances in which the holders of the underlying shares would receive cash, as discussed in the preceding two paragraphs and paragraphs 815-40-55-2 through 55-6), all of the following conditions must be met for a contract to be classified as equity:

a.
Settlement permitted in unregistered shares. The contract permits the entity to settle in unregistered shares. According to Clause 4.7(b) of both the Series C and Series B Warrant Agreements, “The Series C Warrants shall not be exercisable and the Company shall not be obligated to issue Warrant Shares unless, at the time a holder seeks to exercise the Series C Warrants, a prospectus relating to Warrant Shares is current and a registration statement for the Warrant Shares is effective or qualified or the issuance of Warrant Shares is deemed to be exempt under the securities laws of the jurisdiction of residence of the holder of the Series C Warrants.” At the Closing, because the Private Placement was offered only to accredited investors, all holders of the Series C Warrants were exempt under the securities laws of their jurisdictions. Accordingly, settlement in unregistered shares is permitted.

b.
Entity has sufficient authorized and unissued shares. The entity has sufficient authorized and unissued shares available to settle the contract after considering all other commitments that may require the issuance of stock

Exhibit 99.2

during the maximum period the derivative instrument could remain outstanding. At the Closing, the Company’s authorized and unissued shares were sufficient to cover the exercise of all Series C Warrants issued.

c.
Contract contains an explicit share limit. The contract contains an explicit limit on the number of shares to be delivered in a share settlement. According to the Private Placement, the maximum number of Common Shares permitted to be issued pursuant to the exercise of the Series C Warrants is 1,642,975 Common Shares.

d.
No required cash payment if entity fails to timely file. There are no required cash payments to the counterparty in the event the entity fails to make timely filings with the Securities and Exchanges Commission (SEC). There are no required cash payments to the holders of the Series C Warrants in the event the entity fails to make timely filings with the SEC.

e.
No cash-settled top-off or make-whole provisions. There are no cash settled top-off or make-whole provisions. There are no cash settled top-off or make-whole provisions in the Series C Warrant Agreement.

f.
No counterparty rights rank higher than shareholder rights. There are no provisions in the contract that indicate that the counterparty has rights that rank higher than those of a shareholder of the stock underlying the contract. There are no provisions in the Series C Warrant Agreement that indicate that the holder has rights that rank higher than those of a common stock shareholder.

g.
No collateral required. There is no requirement in the contract to post collateral at any point or for any reason. There is no requirement in the Series C Warrant Agreement to post collateral at any point or for any reason.

Conclusion: The Series C Warrants meet the additional requirements for equity classification and therefore qualify for the scope exceptions to ASC 815.

Allocation of Proceeds between Series 1 Shares and Series C Warrants
According ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants should be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants should be accounted for as paid-in capital. The remainder of the proceeds should be allocated to the debt instrument portion of the transaction. This usually results in a discount, which should be accounted for under ASC Topic 835 [Interest].
According to PwC’s Guide to Financing Transactions, practice has developed to interpret this guidance on debt instruments issued with warrants as equally applicable to preferred shares issued with warrants. The Private Placement should therefore be accounted for in a similar manner, and, given that preferred shares are not contractual debt instruments, the discount should be accounted for as a dividend rather than as interest expense.

Conclusion: Allocate the $6,572,080 in aggregate proceeds to the Series 1 Shares and Series C Warrants on the basis of their relative fair values. Record the Series C Warrant proceeds in paid-in capital. Accrete the discount on the Series 1 Shares created by the allocation of proceeds to the Series C Warrants to redemption value over time as a dividend. As a result, the Company allocated $2,057,437 to the Series C Warrants. See the attached workbook.

ASC 815-15-25-1 An embedded derivative shall be separated from the host contract and accounted for as a derivative instrument pursuant to Subtopic 815-10 if and only if all of the following criteria are met:
a.  The economic characteristics and risks of the embedded derivative are not clearly and closely related to the economic characteristics and risks of the host contract.
b.  The hybrid instrument is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur.
c.  A separate instrument with the same terms as the embedded derivative would, pursuant to Section 815-10-15, be a derivative instrument subject to the requirements of this Subtopic. (The initial net investment for the hybrid instrument shall not be considered to be the initial net investment for the embedded derivative.)

Conclusion: As more fully articulated to the SEC in the Company’s May 23, 2018 response to SEC letter comment #7, to which the SEC had no follow-up comments, and given that the Series 1 Shares are not publicly traded, the Company concluded that the conversion option described in Section 3.1 of the Preferred Shares, Series 1 Rights,

Exhibit 99.2

Privileges, Restrictions and Conditions was clearly and closely related to the equity host and hence should not be bifurcated.

ASC 470-20-20 A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date.
ASC 470-20-25-5 An embedded conversion feature present in a convertible instrument shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital.
ASC 470-20-30-5 The effective conversion price based on the proceeds received for or allocated to the convertible instrument shall be used to compute the intrinsic value, if any, of the embedded conversion option. Specifically, an issuer shall do all of the following:
a. First, allocate the proceeds received in a financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis.
b. Second, apply the guidance beginning in paragraph 470-20-25-4 to the amount allocated to the convertible instrument.
c. Third, calculate an effective conversion price and use that effective conversion price to measure the intrinsic value, if any, of the embedded conversion option.
Conclusion: The investors in the Series 1 Shares executed irrevocable subscriptions on December 20, 2013, on which day the underlying Kingsway common stock price closed at $3.80 per share. The effective conversion price following the guidance above is determined to be $2.60 per share. As a result, the Company measured a beneficial conversion feature of $1,970,413. See the attached workbook.

Subsequent Accounting for the beneficial conversion feature (“BCF”):

470-20-35-7
Any discount recognized by the allocation of proceeds to a beneficial conversion feature under paragraph 470-20-25-5 shall be accounted for as follows:
a. Instruments having a stated redemption date. If a convertible instrument has a stated redemption date (such as debt and mandatorily redeemable preferred stock), that discount shall be accreted from the date of issuance to the stated redemption date of the convertible instrument, regardless of when the earliest conversion date occurs. Example 7 (see paragraph 470-20-55-28) illustrates the application of this guidance.

Excerpt from EY FRD Debt/Equity: 3.5.2.2 Conversion pursuant to the original terms with a beneficial conversion feature
Upon conversion of an instrument with a beneficial conversion option, all unamortized discounts, including any original issue discounts and discounts from allocation of proceeds, at the conversion date should be recognized immediately as a deemed dividend and deducted from income available to common stockholders.

Conclusion: The Preferred Stock has a mandatory redemption date of April 1, 2021. Therefore in accordance with the guidance in 470-20-35-7, the discount on the preferred stock (including created by the BCF), should be amortized from the date of issuance to the stated redemption date. See the attached workbook. Further, upon the conversion of the 40,000 shares in 2017, any unamortized discount related to such shares should be fully amortized immediately prior to the conversion. See the attached workbook. Note that transaction costs were also allocated between the preferred stock and warrants on a relative fair value basis and are being amortized together with the discount created by the warrants and BCF.

With respect to the Company’s call option described in Section 5.1 and the mandatory redemption described in Section 5.3 of the Preferred Shares, Series 1 Rights, Privileges, Restrictions and Conditions, the Company notes that in order

Exhibit 99.2

to determine if a derivative should be bifurcated, the feature needs to meet the definition of a derivative in the first place under ASC 815-10-15-83.

Conclusion: The call option and mandatory redemption feature each fails to meet the definition of a derivative. The contract does not permit net settlement of these features. Also, the Company’s preferred stock is not publicly traded and therefore not readily convertible to cash. Therefore, the call option and the mandatory redemption feature lack the net settlement required to meet the definition of a derivative. The mandatory redemption value of the Series 1 Shares is $6,571,900, and the Company has been accruing contractual dividends since the Series 1 Shares were issued on February 3, 2014, so the only adjustment needed to accrete the carrying value of the Series 1 Shares to its redemption value is the amortization of the discounts created by the allocation to the Series C Warrants and the allocation to the beneficial conversion feature. See the attached workbook.

Exchange of Series C Warrants for Series B Warrants
Conclusion: Given that the terms of the Series B Warrants are identical to the terms of the Series C Warrants and that the Series B Warrants were recorded in paid-in capital at the time of their issuance, there is no effect on the Company’s financial statements from the exchange of Series C Warrants into Series B Warrants.

Journal Entries

The Company would have recorded the following entry on February 3, 2014, the closing date of the transaction:

Dr Cash $6,572,080
Cr Class A Preferred      $2,302,479
Cr Additional paid in capital      $2,057,437
Cr. Additional paid in capital – BCF     $1,970,413
Cr Accrued transaction expenses $71,412
Cr Prepaid expense      $170,339

The Company would have recorded the following annual journal entries:

2014

Dr Class A Preferred dividends    $330,556
Cr Class A Preferred        $330,556

2015

Dr Class A Preferred dividends    $414,959
Cr Class A Preferred        $414,959

2016

Dr Class A Preferred dividends    $480,355
Cr Class A Preferred        $480,355

2017

Dr Class A Preferred dividends    $934,562
Cr Class A Preferred        $934,562

Exhibit 99.2

Dr Class A Preferred        $1,000,000
Cr Additional paid in capital        $1,000,000

2018

Dr Class A Preferred dividends    $545,745
Cr Class A Preferred        $545,745

Summary of Accounting Differences

2017

	As Reported as of and	Restated as of and
	for the Year Ended	for the Year Ended
	December 31, 2017	December 31, 2017	Difference

Class A preferred stock	5,461	3,463	(1,998)

Shareholders' Equity	38,461	40,459	1,998

General expenses	6,348	6,315	(33)

2018

	Drafted as of and	Updated as of and
	for the Year Ended	for the Year Ended
	December 31, 2018	December 31, 2018	Difference

Class A preferred stock	5,494	4,009	(1,485)

Shareholders' Equity	13,964	15,449	1,485

General expenses	7,407	7,374	(33)

May 29, 2019